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                                                                    Exhibit 23.1

             Consent of Deloitte & Touche LLP, Independent Auditors

     We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-64678, filed July 6, 2001 and No. 333-32894, filed March 21, 2000) of Data Critical Corporation of our report dated February 10, 2001, (except for Note 10, for which the date is March 12, 2001), with respect to the financial statements of VitalCom Inc. for the year ended December 31, 2000, included in this Amendment No. 1 to Data Critical's current report on Form 8-K to be filed with the SEC.


                                             Deloitte & Touche LLP



Costa Mesa, California
August 21, 2001